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                                                                   Exhibit 10.10

                           TRUST UNDER OM GROUP, INC.
                            BENEFIT RESTORATION PLAN

         This Trust Agreement, effective as of January 1, 1995, by and between MOONEY CHEMICALS, INC., an Ohio corporation (the "Company") and National City Bank ("Trustee"),

         WITNESSETH THAT:

         WHEREAS, Company has adopted that certain Benefit Restoration Plan effective January 1, 1995 (hereinafter called the "Plan");

         WHEREAS, Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for the Company's employees who will qualify as a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         SECTION 1. ESTABLISHMENT OF TRUST.

         (a) Company hereby deposits and will deposit with Trustee in trust $10.00 which shall become the initial principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, while held as part of this Trust, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the




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Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency., as defined in Section 3(a) herein.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

         (f) Notwithstanding Section 1(e) or any other provision of this agreement, upon a Change of Control, Company shall as soon as possible, but in no event longer than 10 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which Change of Control occurred.

         SECTION 2. PAYMENT TO PLAN PARTICIPANTS AND THEIR
                             BENEFICIARIES.

         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan~, and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

        (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient.

         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
                       TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered




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"Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) Company is determined to be insolvent by the Federal Deposit Insurance Corporation.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below:

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent)

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         SECTION 4. PAYMENTS TO COMPANY.

         (a) Except as provided in Section 3 hereof and this Section 4, Company shall have no right or power to direct Trustee to return to Company or to direct to others any of the trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan. Notwithstanding any other provision of this Trust, in the event of a Participant's death, if the Trustee has one or more life insurance policies on the life of the Participant, such policies and the proceeds thereof shall constitute general assets of the Company and no person




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(including but not limited to the Participant or his or her Beneficiary) shall have or acquire any interest in such assets, and promptly after the Participant's death the Trustee shall return or pay to the Company any portion of the proceeds thereof which would not be needed to make the payments due to such deceased Participant's Beneficiary based on reasonable assumptions as determined by the Company in its sole discretion.

         (b) From time to time, if and when requested by the Company to do so, the Trustee shall engage the services of an independent actuary as may be mutually satisfactory to the Company and to the Trustee, at the expense of the Company, to determine the actuarial present value of the maximum future benefits that could become payable under the Plan and the actuarial present value of all assets held in the Trust. The Company shall pay the fees of such independent actuary and of any appraiser engaged by, or in connection with the engagement of, such independent actuary to value any property held in the Trust, and such fees shall not be paid by the Trustee or charged against Trust assets. The independent actuary shall make its calculations based on the assumption that all Participants who are employed by the Company on the date of calculation will have salary increases from the date of calculation through the termination of their employment with the Company of 4.5% per year and that no such Participant will leave the employ of the Company for any reason other than (i) death prior to retirement or (ii) retirement after becoming entitled to have the maximum amount of benefits payable to the Plan participant or his or her beneficiary that is possible under the Plan. In addition, the independent actuary shall use the mortality, interest rate, and other actuarial assumptions (including assumptions regarding ages at retirement) then being used for purposes of a qualified retirement plan of the Company (or, if no such actuarial assumptions are available or appropriate, then using such reasonably comparable current actuarial assumptions as the independent actuary may determine) If the actuarial present value of all assets held in the Trust exceeds 125% of the actuarial present value of the maximum future benefits that could become payable under the Plan, then Trustee shall pay the amount of any such excess over 125%, upon the request of the Company, to the Company, except that if payment of all or part of any such excess would leave the Trustee with insufficient liquid assets to pay all premiums due and to become due on any life insurance policies held in the Trust, the Trustee shall retain sufficient liquid assets to pay such premiums.

         SECTION 5. INVESTMENT AUTHORITY.

         (a) Trustee may invest in life insurance policies, any and all securities or obligations (including stock or rights to acquire stock) including securities or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or at the direction of the Plan participants.

          (b) Company shall have the right, at any time, and from time to time in Its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity Without the approval or consent of any person in a fiduciary capacity.

         (c) The Company may maintain in force all life insurance policies held in the Trust by paying premiums and other charges due thereon; but if any such premiums or other charges are not paid directly by the Company, the Trustee shall pay such premiums and other charges on or before the due date thereof. Subject to the Trustee's obligation, as set forth in Section 2, to use Trust




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assets for payment of benefits that are not paid directly by the Company as and when due, if premiums are due upon any life insurance policy held in the Trust and those premiums are not paid when due by the Company, (i) to the extent the Trustee has cash or its equivalent readily available for the payment of premiums due or policy loans and/or dividends are available for such purpose, the Trustee shall pay premiums due with such cash or its equivalent or policy loans and/or dividends, as the Trustee may deed best; and (ii) if the Trustee does not have sufficient cash or its equivalent readily available and policy loans and dividends are not available, then the Trustee shall dispose of or otherwise use other assets held by it in the Trust to generate the necessary cash or, if no such other assets are available, the Trustee shall surrender one or more of the life insurance policies in order to generate cash with which to pay premiums on one or more of the other life insurance policies. The Trustee shall have no liability to the Company or any other person if, as a result of an insufficiency of cash or its equivalent, policy loans and dividends, and assets that can be disposed of or otherwise used to generate cash, the Trustee is unable to pay premiums as they become due.

         SECTION 6. DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         SECTION 7. ACCOUNTING BY TRUSTEE.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within forty--five (45) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.


         SECTION 8. RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for




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such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

          (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) However, notwithstanding the provisions of Section 8(e)above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of section 301.7701--2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986 as amended.

         SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

         Company shall pay all administrative expenses and Trustee's fees. If not so paid, the fees and expenses shall be paid from the Trust.

         SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective forty--five (45) days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

         (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for one (1) year.

         (d) If Trustee resigns within one (1) year after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

         (e) If Trustee resigns or is removed within two (2) years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

         (f) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days




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after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (g) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         SECTION 11. APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10 (a) or (b) hereof, Trustee may appoint any third party, such as A bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) If Trustee resigns or is removed pursuant to the provisions of
Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         SECTION 12. AMENDMENT OR TERMINATION.

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment will conflict with the terms of the Plan or shall make the Trust revocable.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining shall be returned to the Company.

         (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.




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         SECTION 13. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

           (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Ohio.

           (d)For purposes of this Trust, Change of Control shall mean: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule l3d--3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

         SECTION 14. EFFECTIVE DATE.

          The effective date of this Trust Agreement shall be January 1, 1995. IN WITNESS WHEREOF, the foregoing Trust Agreement has been duly executed by the Company and the Trustee.


MOONEY CHEMICALS, INC. "Company"              National City Bank "Trustee"

By:                                           By:
   ------------------------------                -------------------------------
James P. Mooney                               Robert G. Aber, Vice President
Chairman, Board of Directors





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